Exhibit 4.6

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684-5708
Website: www.nvsos.gov

	Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number
Amendment to Certificate of Designation After Issuance of Class or Series (PURSUANT TO NRS 78.1955)		Filing Date and Time
Entity Number C31949-1999

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Certificate of Designation
For Nevada Profit Corporations
(Pursuant to NRS 78.1955 – After Issuance of Class or Series)

1.  Name of corporation:

MedPro Safety Products, Inc.

2.  Stockholder approval pursuant to statute has been obtained.

3.  The class or series of stock being amended:

Series A Convertible Preferred Stock

4.  By a resolution adopted by the board of directors, the certificate of designation is being amended as follows of the new class or series is:

The undersigned, being the Chief Executive Officer of MedPro Safety Products, Inc., a Nevada corporation (the “Company”), in accordance with the provisions of the Nevada Revised Statutes, does hereby certify that, pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of the Company, the following resolutions modifying the Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock (the “Certificate of Designation”) were duly adopted on August 18, 2008:

5.  Effective date of filing (optional):
(must not be later than 90 days after the certificate is filed)

6. Signature (required):

x /s/ Walter W. Weller
Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

AMENDMENT

TO THE

CERTIFICATE OF DESIGNATION OF THE RELATIVE RIGHTS AND PREFERENCES OF THE SERIES A CONVERTIBLE PREFERRED STOCK

OF

MEDPRO SAFETY PRODUCTS, INC.

The undersigned, being the Chief Executive Officer of MedPro Safety Products, Inc., a Nevada corporation (the “Company”), in accordance with the provisions of the Nevada Revised Statutes, does hereby certify that, pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of the Company, the following resolutions modifying the Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock (the “Certificate of Designation”) were duly adopted on August 18, 2008:

WHEREAS, the Board of Directors of the Company, pursuant to the authority expressly vested in it, had previously adopted resolutions creating the Series A Convertible Preferred Stock, which resolutions were incorporated into the Certificate of Designation filed with the Secretary of State of the State of Nevada on or about December 13, 2007;

WHEREAS, the Board of Directors of the Company wishes to adopt the following resolution modifying the Certificate of Designation to reflect the original intention of the parties;

RESOLVED, that Section 7 of the Certificate of Designation is hereby deleted in its entirety and the following shall be substituted in lieu thereof:

“Conversion Restriction. Notwithstanding anything to the contrary set forth in Section 5 of this Certificate of Designation, at no time may a holder of shares of Series A Preferred Stock convert shares of the Series A Preferred Stock if the number of shares of Common Stock to be issued pursuant to such conversion would cause the number of shares of Common Stock owned by such holder and its affiliates at such time to exceed, when aggregated with all other shares of Common Stock owned by such holder and its affiliates at such time, the number of shares of Common Stock which would result in such holder and its affiliates beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) in excess of 9.9% of the then issued and outstanding shares of Common Stock outstanding at such time; provided, however, that upon a holder of Series A Preferred Stock providing the Company with sixty-one (61) days notice (pursuant to Section 5(i) hereof) (the “Waiver Notice”) that such holder would like to waive Section 7 of this Certificate of Designation with regard to any or all shares of Common Stock issuable upon conversion of the Series A Preferred Stock, this Section 7 shall be of no force or effect with regard to those shares of Series A Preferred Stock referenced in the Waiver Notice.”

IN WITNESS WHEREOF, Medpro Safety Products, Inc. has caused this Amendment to be signed by its Chairman of the Board and Chief Executive Officer on this 18th day of August, 2008.

MEDPRO SAFETY PRODUCTS, INC.

By:	/s/ W. Craig Turner
Name:	W. Craig Turner
Title:	Chairman of the Board and Chief Executive Officer